Calculation of Filing Fee Tables
S-3
ReposiTrak, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock	457(o)
		Equity	Preferred Stock	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 35,000,000.00	0.0001381	$ 4,833.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 35,000,000.00		$ 4,833.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 4,833.50
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares of common stock to be offered or issued from stock splits, stock dividends or similar transaction. (2) This information is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereunder may be sold separately, together or in units with other securities registered hereunder. (3) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee in accordance with Rule 457(o) under the Securities Act. (4) On August 11, 2023, the Registrant filed a registration statement on Form S-3 (File No. 333-273940) (the "Prior Registration Statement"), to register securities with an aggregate maximum offering price of $50,000,000 (the "Offering"), and paid a registration fee of $5,510.00 in connection therewith. As of the date of this Registration Statement, an aggregate of $50,000,000 of securities registered on the Prior Registration Statement are unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is allowed to apply $5,510.00, toward the registration fee for this registration statement because the unsold securities are being moved from the Prior Registration Statement to this registration statement, and the registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-273940	08/11/2023		$ 4,833.50
Fee Offset Sources		Repositrak, Inc.	S-3	333-273940		08/11/2023						$ 5,510.00
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	(1) On August 11, 2023, the Registrant filed a registration statement on Form S-3 (File No. 333-273940) (the "Prior Registration Statement"), to register securities with an aggregate maximum offering price of $50,000,000 (the "Offering"), and paid a registration fee of $5,510.00 in connection therewith. As of the date of this Registration Statement, an aggregate of $50,000,000 of securities registered on the Prior Registration Statement are unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is allowed to apply $5,510.00, toward the registration fee for this registration statement because the unsold securities are being moved from the Prior Registration Statement to this registration statement, and the registration fee previously paid by the Registrant relating to the unsold securities included on this registration statement will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the filing fee of $5,510.00 associated therewith (which amount is based on the filing fee rates in effect at the time of the filing of the Prior Registration Statements) is hereby carried forward to be applied to the Unsold Securities and no additional filing fee is due with respect to such Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities pursuant to the Unsold Registration Statements shall be deemed terminated as of the date of the effective date of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date